Exhibit 99.1

Starbucks Reports Record Q2 FY17 Revenues and EPS
Q2 Comp Store Sales Up 3% Globally, Up 3% in U.S. and Up 7% in China
U.S. Comp Store Sales Accelerate Sequentially Through Q2; Reach 4% in March, Accelerate Further in April
Consolidated Net Revenues Grow 6% to Q2 Record $5.3 Billion; Operating Margin Expands to Q2 Record 17.7%
GAAP and Non-GAAP Earnings Per Share Up 15% to Q2 Record $0.45

SEATTLE; April 27, 2017 – Starbucks Corporation (NASDAQ: SBUX) today reported financial results for its 13-week fiscal second quarter and 26-week fiscal year to date ended April 2, 2017. Fiscal 2017 and fiscal 2016 GAAP results include items which are excluded from non-GAAP results. Please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release for more information.

Q2 Fiscal 2017 Highlights:

•	Global comparable store sales increased 3%

◦	Americas comp store sales increased 3%

▪
U.S. comp store sales increased 3% comprised of a 4% increase in average ticket and a 2% decrease in transactions. Adjusting for the estimated impact of order consolidation related to the new Starbucks RewardsTM loyalty program, average ticket grew 3% with transactions flat to prior year.

◦	CAP comp store sales increased 3%

▪	China comp store sales increased 7% driven by a 6% increase in transactions

•	Consolidated net revenues grew 6% to a Q2 record $5.3 billion

•	Consolidated operating income increased 8% to a Q2 record $935 million

•	Consolidated operating margin expanded 40 basis points to a Q2 record 17.7%

•	GAAP and non-GAAP earnings per share grew 15% to a Q2 record $0.45 per share

•	Active U.S. membership in Starbucks Rewards grew 11% year-over-year to 13.3 million members

•	Starbucks Rewards represented 36% of U.S. company-operated sales in the quarter, with Mobile Payment reaching 29% of transactions and Mobile Order and Pay growing to 8% of transactions

•	Total stores reached 26,161 in 75 countries globally, with the opening of 427 net new stores in the quarter

“With our U.S. business accelerating throughout the quarter and strong performance in China, we are poised to deliver strong revenue growth in the second half and into the future,” said Kevin Johnson, Starbucks president and ceo. “Our success in opening over 2,000 stores around the world annually, delivering record AUV and profit, despite a very difficult period for many brick-and-mortar retailers, is a testament to the 330,000 partners who proudly wear the green apron.”

“Starbucks U.S. comp sales accelerated sequentially through the quarter - culminating with a 4% U.S. comp in March -and we’re seeing further acceleration into April," said Scott Maw, Starbucks cfo. “Investments we are making to increase throughput and further premiumize the Starbucks brand are paying off. And increased capacity combined with accelerating momentum and the beverage, food and technology innovation we will be introducing in the months ahead gives us great confidence in our ability to deliver strong comp sales and revenue growth in the back half of fiscal 2017.”

“Starbucks Roasteries under design or construction in the iconic, global cities of Shanghai, New York, Tokyo, Milan and Chicago will join our Seattle Roastery in delivering an immersive, ultra-premium, coffee-forward experience like none other anywhere in the world - further elevating the Starbucks brand, enhancing our customer experience and extending our global leadership around all-things-coffee,” said Howard Schultz, Starbucks executive chairman. “Together our Roasteries, Reserve stores and Reserve bars will broaden - and deepen - the enduring emotional connection that exists between our customers and the Starbucks brand everywhere.”

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Second Quarter Fiscal 2017 Summary

	Quarter Ended Apr 2, 2017
Comparable Store Sales(1)	Sales Growth	Change in Transactions	Change in Ticket
Consolidated	3%	(1)%	4%
Americas	3%	(1)%	4%
CAP	3%	1%	1%
EMEA	(1)%	0%	(1)%
(1) Includes only Starbucks company-operated stores open 13 months or longer. Comparable store sales exclude the effect of fluctuations in foreign currency exchange rates.

Operating Results	Quarter Ended		Change
($ in millions, except per share amounts)	Apr 2, 2017	Mar 27, 2016
Net New Stores	427	350	77
Revenues	$5,294.0	$4,993.2	6%
Operating Income	$935.4	$864.2	8%
Operating Margin	17.7%	17.3%	40 bps
EPS	$0.45	$0.39	15%

Consolidated net revenues were $5.3 billion in Q2 FY17, an increase of 6% over Q2 FY16. The increase was primarily driven by incremental revenues from the opening of 2,240 net new stores over the past 12 months and 3% growth in global comparable store sales.

Consolidated operating income grew 8% to $935.4 million in Q2 FY17, up from $864.2 million in Q2 FY16. Consolidated operating margin expanded 40 basis points to 17.7% primarily due to sales leverage and was partially offset by higher investments in our store partners (employees), primarily in the Americas segment.
Q2 Americas Segment Results

	Quarter Ended		Change
($ in millions)	Apr 2, 2017	Mar 27, 2016
Net New Stores	200	132	68
Revenues	$3,720.4	$3,455.6	8%
Operating Income	$826.1	$812.0	2%
Operating Margin	22.2%	23.5%	(130) bps

Net revenues for the Americas segment were $3.7 billion in Q2 FY17, an increase of 8% over Q2 FY16. The increase was driven by incremental revenues from 952 net new store openings over the past 12 months and 3% growth in comparable store sales.

Operating income of $826.1 million in Q2 FY17 grew 2% versus $812.0 million in Q2 FY16. Operating margin of 22.2% declined 130 basis points primarily due to higher investments in our store partners (employees) and the impact of product sales mix. These decreases were partially offset by sales leverage.

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Q2 China/Asia Pacific Segment Results

	Quarter Ended		Change
($ in millions)	Apr 2, 2017	Mar 27, 2016
Net New Stores	187	175	12
Revenues	$768.9	$677.9	13%
Operating Income	$175.9	$129.3	36%
Operating Margin	22.9%	19.1%	380 bps

Net revenues for the China/Asia Pacific segment grew 13% over Q2 FY16 to $768.9 million in Q2 FY17. The increase was primarily driven by incremental revenues from 1,015 net new store openings over the past 12 months and 3% growth in comparable store sales.

Q2 FY17 operating income of $175.9 million grew 36% over Q2 FY16 operating income of $129.3 million. Operating margin expanded 380 basis points to 22.9% primarily driven by the transition to China's value added tax structure in Q3 FY16 and sales leverage.
Q2 EMEA Segment Results

	Quarter Ended		Change
($ in millions)	Apr 2, 2017	Mar 27, 2016
Net New Stores	46	47	(1)
Revenues	$231.7	$268.3	(14)%
Operating Income	$27.7	$27.6	0%
Operating Margin	12.0%	10.3%	170 bps

Net revenues for the EMEA segment were $231.7 million in Q2 FY17, a 14% decrease versus Q2 FY16. The decrease was primarily driven by the absence of revenue related to the sale of our Germany retail operations in Q3 FY16 as part of the ongoing shift to more licensed stores in the region as well as unfavorable foreign currency translation. Partially offsetting these decreases were incremental revenues from the opening of 304 net new licensed stores over the past 12 months.

Operating income of $27.7 million in Q2 FY17 was nearly flat to operating income of $27.6 million in Q2 FY16. Operating margin expanded 170 basis points to 12.0% primarily due to sales leverage driven by the shift in the portfolio towards more licensed stores, primarily related to the sale of our Germany retail operations in Q3 FY16. Partially offsetting the margin expansion was unfavorable foreign currency exchange and sales deleverage in certain company-operated stores.

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Q2 Channel Development Segment Results

	Quarter Ended		Change
($ in millions)	Apr 2, 2017	Mar 27, 2016
Revenues	$461.3	$461.2	0%
Operating Income	$193.6	$182.0	6%
Operating Margin	42.0%	39.5%	250 bps

Net revenues for the Channel Development segment of $461.3 million in Q2 FY17 were flat to Q2 FY16. Increased sales of packaged coffee as well as higher international and foodservice sales were offset by an unfavorable revenue deduction adjustment pertaining to prior periods of $20.6 million, an immaterial amount of which pertained to Q2 FY16. When excluding this adjustment, revenue growth was approximately 5%.

Operating income of $193.6 million in Q2 FY17 increased 6% compared to Q2 FY16. Operating margin expanded 250 basis points to 42.0% primarily driven by lower coffee costs and leverage on cost of sales as well as higher income from the North American Coffee Partnership. The margin expansion was partially offset by the unfavorable revenue deduction adjustment noted above.
Q2 All Other Segments Results

	Quarter Ended		Change
($ in millions)	Apr 2, 2017	Mar 27, 2016
Net New Stores	(6)	(4)	(2)
Revenues	$111.7	$130.2	(14)%
Operating Loss	$(25.5)	$(19.2)	33%

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Year to Date Financial Results

	Two Quarters Ended
Comparable Store Sales(1)	Sales Growth	Change in Transactions	Change in Ticket
Consolidated	3%	(1)%	4%
Americas	3%	(1)%	4%
CAP	4%	2%	2%
EMEA	(1)%	(1)%	0%
(1) Includes only Starbucks company-operated stores open 13 months or longer. Comparable store sales exclude the effect of fluctuations in foreign currency exchange rates.

Operating Results	Two Quarters Ended		Change
($ in millions, except per share amounts)	Apr 2, 2017	Mar 27, 2016
Net New Stores	1,076	878	198
Revenues	$11,027.0	$10,366.8	6%
Operating Income	$2,068.3	$1,922.3	8%
Operating Margin	18.8%	18.5%	30 bps
EPS	$0.96	$0.84	14%

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Targets

The company's earnings press release will no longer contain forward looking targets. The company will continue its practice of providing detail regarding its business outlook during its regularly scheduled quarterly earnings conference calls.
Company Updates

•
Starbucks held its 2017 Annual Meeting of Shareholders on March 22. The company reiterated its intent to open 12,000 new stores globally and 3,400 net new stores in the U.S. by Fiscal 2021. In addition, Starbucks shareholders elected Rosalind Brewer, former President and Chief Executive Officer of Sam's Club; Jørgen Vig Knudstorp, Executive Chairman of the LEGO Brand Group; and Satya Nadella, CEO of Microsoft Corporation, to the Starbucks Board of Directors, along with returning directors.

•
In February, the company announced its fifth Starbucks Reserve™ Roastery location on Piazza Cordusio in Milan, Italy. Set to open in late 2018, the Milan Roastery will be the first Starbucks Reserve Roastery to open in the Europe, Middle East and Africa region.

•
In April, Starbucks announced plans to open its sixth Roastery in an iconic building on Chicago’s Magnificent Mile in 2019, and confirmed one of the first Starbucks Reserve® stores will be on the West Loop, opening in 2018. In addition to new store experiences, Starbucks launched the new Mercato lunch menu earlier this month, which includes a selection of grab-and-go salads, hearty sandwiches and sides, in more than 100 Starbucks stores in downtown Chicago.

•
Starbucks announced the offering of a critical illness insurance plan for the parents of its eligible full-time partners (employees) in company-operated stores across Mainland China beginning June 1. This industry-leading investment will benefit over 10,000 parents of its Chinese partners.

•
In February, Starbucks launched a new social gifting feature in partnership with China’s leading mobile social communications service, Weixin. “用星说” (Say it with Starbucks) is a pioneering online-to-offline social gifting innovation that enables users to instantly gift a Starbucks beverage or digital gift card. Starbucks is the first retail brand to bring a locally-relevant social gifting experience in China.

•
The company announced that it had closed an underwritten public offering of senior notes, comprising the first global yen-denominated Corporate Sustainability Bond issued in the Japanese market. The company will use the net proceeds from the offering of 85 billion Japanese Yen in 0.372% Senior Notes due 2024 to enhance its sustainability programs around coffee supply chain management through Eligible Sustainability Projects.

•	The company repurchased 11.3 million shares of common stock in Q2 FY17; 99 million shares remain available for purchase under current authorizations.

•	The Board of Directors declared a cash dividend of $0.25 per share, payable on May 26, 2017 to shareholders of record as May 11, 2017.

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Conference Call

Starbucks will hold a conference call today at 2:00 p.m. Pacific Time, which will be hosted by Kevin Johnson, president and ceo; Belinda Wong, ceo, Starbucks China; Scott Maw, cfo; and Howard Schultz, executive chairman. The call will be webcast and can be accessed at http://investor.starbucks.com. A replay of the webcast will be available until end of day Saturday, May 27, 2017.

About Starbucks

Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting high-quality arabica coffee. Today, with stores around the globe, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at news.starbucks.com or www.starbucks.com.

Forward-Looking Statements

This release contains forward-looking statements relating to certain company initiatives, strategies and plans, as well as trends in or expectations regarding our diversified business model, the strength, resilience, momentum and potential of our business, operations and brand, our customer base, our innovation, growth and growth opportunities and related investments, our Starbucks Reserve® Roasteries and Starbucks Reserve® stores, return to shareholders, our strategic, operational and digital moves, revenues, operating margins, comparable store sales and transactions and net new stores and their performance. These forward-looking statements are based on currently available operating, financial and competitive information and are subject to a number of significant risks and uncertainties. Actual future results may differ materially depending on a variety of factors including, but not limited to, fluctuations in U.S. and international economies and currencies, our ability to preserve, grow and leverage our brands, potential negative effects of incidents involving food or beverage-borne illnesses, tampering, contamination or mislabeling, potential negative effects of material breaches of our information technology systems to the extent we experience a material breach, material failures of our information technology systems, costs associated with, and the successful execution of, the company’s initiatives and plans, including the integration of Starbucks Japan, the acceptance of the company’s products by our customers, the impact of competition, coffee, dairy and other raw materials prices and availability, the effect of legal proceedings, and other risks detailed in the company filings with the Securities and Exchange Commission, including the “Risk Factors” section of Starbucks Annual Report on Form 10-K for the fiscal year ended October 2, 2016.  The company assumes no obligation to update any of these forward-looking statements.

Contacts:

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
Tom Shaw	Alisha Damodaran
206-318-7118	206-318-7100
investorrelations@starbucks.com	press@starbucks.com

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STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Quarter Ended			Quarter Ended
	Apr 2, 2017	Mar 27, 2016	% Change	Apr 2, 2017	Mar 27, 2016

				As a % of total net revenues
Net revenues:
Company-operated stores	$4,195.4	$3,944.2	6.4%	79.2%	79.0%
Licensed stores	546.7	493.1	10.9	10.3	9.9
CPG, foodservice and other(1)	551.9	555.9	(0.7)	10.4	11.1
Total net revenues	5,294.0	4,993.2	6.0	100.0	100.0
Cost of sales including occupancy costs	2,141.2	2,010.3	6.5	40.4	40.3
Store operating expenses	1,586.4	1,466.4	8.2	30.0	29.4
Other operating expenses	134.7	139.6	(3.5)	2.5	2.8
Depreciation and amortization expenses	253.6	247.8	2.3	4.8	5.0
General and administrative expenses	326.8	330.5	(1.1)	6.2	6.6
Total operating expenses	4,442.7	4,194.6	5.9	83.9	84.0
Income from equity investees	84.1	65.6	28.2	1.6	1.3
Operating income	935.4	864.2	8.2	17.7	17.3
Interest income and other, net(2)	67.9	14.5	368.3	1.3	0.3
Interest expense	(22.9)	(18.3)	25.1	(0.4)	(0.4)
Earnings before income taxes	980.4	860.4	13.9	18.5	17.2
Income tax expense	327.6	285.4	14.8	6.2	5.7
Net earnings including noncontrolling interests	652.8	575.0	13.5	12.3	11.5
Net loss attributable to noncontrolling interests	—	(0.1)	(100.0)	—	—
Net earnings attributable to Starbucks	$652.8	$575.1	13.5	12.3%	11.5%

Net earnings per common share - diluted	$0.45	$0.39	15.4%
Weighted avg. shares outstanding - diluted	1,464.8	1,486.6

Cash dividends declared per share	$0.25	$0.20

Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				37.8%	37.2%
Other operating expenses as a % of non-company-operated store revenues				12.3%	13.3%
Effective tax rate including noncontrolling interests				33.4%	33.2%

(1)	CPG revenues in Q2 FY17 included an unfavorable revenue deduction adjustment pertaining to prior periods of $20.6 million.

(2)	Included in interest income and other, net is the gain on the sale of our investment in Square, Inc. warrants of $40.5 million in Q2 FY17.

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	Two Quarters Ended			Two Quarters Ended
	Apr 2, 2017	Mar 27, 2016	% Change	Apr 2, 2017	Mar 27, 2016

				As a % of total net revenues
Net revenues:
Company-operated stores	$8,664.7	$8,154.8	6.3%	78.6%	78.7%
Licensed stores	1,149.1	1,033.8	11.2	10.4	10.0
CPG, foodservice and other(1)	1,213.2	1,178.2	3.0	11.0	11.4
Total net revenues	11,027.0	10,366.8	6.4	100.0	100.0
Cost of sales including occupancy costs	4,436.2	4,196.5	5.7	40.2	40.5
Store operating expenses	3,224.6	2,972.6	8.5	29.2	28.7
Other operating expenses	280.1	285.8	(2.0)	2.5	2.8
Depreciation and amortization expenses	503.3	483.3	4.1	4.6	4.7
General and administrative expenses	683.1	636.0	7.4	6.2	6.1
Total operating expenses	9,127.3	8,574.2	6.5	82.8	82.7
Income from equity investees	168.6	129.7	30.0	1.5	1.3
Operating income	2,068.3	1,922.3	7.6	18.8	18.5
Interest income and other, net(2)	92.0	22.5	308.9	0.8	0.2
Interest expense	(46.7)	(34.8)	34.2	(0.4)	(0.3)
Earnings before income taxes	2,113.6	1,910.0	10.7	19.2	18.4
Income tax expense	709.0	647.4	9.5	6.4	6.2
Net earnings including noncontrolling interests	1,404.6	1,262.6	11.2	12.7	12.2
Net loss attributable to noncontrolling interests	(0.3)	—	nm	—	—
Net earnings attributable to Starbucks	$1,404.9	$1,262.6	11.3%	12.7%	12.2%

Net earnings per common share - diluted	$0.96	$0.84	14.3%
Weighted avg. shares outstanding - diluted	1,467.7	1,495.0

Cash dividends declared per share	$0.50	$0.40

Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				37.2%	36.5%
Other operating expenses as a % of non-company-operated store revenues				11.9%	12.9%
Effective tax rate including noncontrolling interests				33.5%	33.9%

(1)	CPG revenues in Q2 FY17 included an unfavorable revenue deduction adjustment pertaining to prior periods of $20.6 million.

(2)	Included in interest income and other, net is the gain on the sale of our investment in Square, Inc. warrants of $40.5 million in Q2 FY17.

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Segment Results (in millions)

Americas

	Apr 2, 2017	Mar 27, 2016	% Change	Apr 2, 2017	Mar 27, 2016

Quarter Ended				As a % of Americas total net revenues
Net revenues:
Company-operated stores	$3,334.9	$3,097.5	7.7%	89.6%	89.6%
Licensed stores	376.7	351.8	7.1	10.1	10.2
Foodservice and other	8.8	6.3	39.7	0.2	0.2
Total net revenues	3,720.4	3,455.6	7.7	100.0	100.0
Cost of sales including occupancy costs	1,354.9	1,230.0	10.2	36.4	35.6
Store operating expenses	1,299.1	1,186.7	9.5	34.9	34.3
Other operating expenses	31.5	27.7	13.7	0.8	0.8
Depreciation and amortization expenses	155.4	151.7	2.4	4.2	4.4
General and administrative expenses	53.4	47.5	12.4	1.4	1.4
Total operating expenses	2,894.3	2,643.6	9.5	77.8	76.5
Operating income	$826.1	$812.0	1.7%	22.2%	23.5%
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				39.0%	38.3%
Other operating expenses as a % of non-company-operated store revenues				8.2%	7.7%

Two Quarters Ended
Net revenues:
Company-operated stores	$6,895.9	$6,428.2	7.3%	89.4%	89.5%
Licensed stores	798.0	739.4	7.9	10.3	10.3
Foodservice and other	17.9	14.2	26.1	0.2	0.2
Total net revenues	7,711.8	7,181.8	7.4	100.0	100.0
Cost of sales including occupancy costs	2,795.2	2,576.9	8.5	36.2	35.9
Store operating expenses	2,655.5	2,413.5	10.0	34.4	33.6
Other operating expenses	63.4	60.4	5.0	0.8	0.8
Depreciation and amortization expenses	307.8	292.5	5.2	4.0	4.1
General and administrative expenses	105.3	92.0	14.5	1.4	1.3
Total operating expenses	5,927.2	5,435.3	9.1	76.9	75.7
Operating income	$1,784.6	$1,746.5	2.2%	23.1%	24.3%
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				38.5%	37.5%
Other operating expenses as a % of non-company-operated store revenues				7.8%	8.0%

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China/Asia Pacific (CAP)

	Apr 2, 2017	Mar 27, 2016	% Change	Apr 2, 2017	Mar 27, 2016

Quarter Ended				As a % of CAP total net revenues
Net revenues:
Company-operated stores	$687.8	$608.5	13.0%	89.5%	89.8%
Licensed stores	78.4	67.0	17.0	10.2	9.9
Foodservice and other	2.7	2.4	12.5	0.4	0.4
Total net revenues	768.9	677.9	13.4	100.0	100.0
Cost of sales including occupancy costs	333.5	307.2	8.6	43.4	45.3
Store operating expenses	202.5	182.3	11.1	26.3	26.9
Other operating expenses	17.6	17.2	2.3	2.3	2.5
Depreciation and amortization expenses	49.3	44.0	12.0	6.4	6.5
General and administrative expenses	34.2	30.6	11.8	4.4	4.5
Total operating expenses	637.1	581.3	9.6	82.9	85.8
Income from equity investees	44.1	32.7	34.9	5.7	4.8
Operating income	$175.9	$129.3	36.0%	22.9%	19.1%
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				29.4%	30.0%
Other operating expenses as a % of non-company-operated store revenues				21.7%	24.8%

Two Quarters Ended
Net revenues:
Company-operated stores	$1,379.2	$1,188.6	16.0%	89.6%	89.3%
Licensed stores	156.4	139.1	12.4	10.2	10.4
Foodservice and other	4.0	3.7	8.1	0.3	0.3
Total net revenues	1,539.6	1,331.4	15.6	100.0	100.0
Cost of sales including occupancy costs	670.8	602.3	11.4	43.6	45.2
Store operating expenses	406.8	357.6	13.8	26.4	26.9
Other operating expenses	36.7	32.1	14.3	2.4	2.4
Depreciation and amortization expenses	98.0	86.1	13.8	6.4	6.5
General and administrative expenses	74.8	61.1	22.4	4.9	4.6
Total operating expenses	1,287.1	1,139.2	13.0	83.6	85.6
Income from equity investees	86.6	63.9	35.5	5.6	4.8
Operating income	$339.1	$256.1	32.4%	22.0%	19.2%
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				29.5%	30.1%
Other operating expenses as a % of non-company-operated store revenues				22.9%	22.5%

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EMEA

	Apr 2, 2017	Mar 27, 2016	% Change	Apr 2, 2017	Mar 27, 2016

Quarter Ended				As a % of EMEA total net revenues
Net revenues:
Company-operated stores	$127.5	$182.8	(30.3)%	55.0%	68.1%
Licensed stores	90.9	73.3	24.0	39.2	27.3
Foodservice	13.3	12.2	9.0	5.7	4.5
Total net revenues	231.7	268.3	(13.6)	100.0	100.0
Cost of sales including occupancy costs	122.6	136.6	(10.2)	52.9	50.9
Store operating expenses	50.3	66.5	(24.4)	21.7	24.8
Other operating expenses	14.1	13.9	1.4	6.1	5.2
Depreciation and amortization expenses	7.6	10.7	(29.0)	3.3	4.0
General and administrative expenses	9.4	13.3	(29.3)	4.1	5.0
Total operating expenses	204.0	241.0	(15.4)	88.0	89.8
Income from equity investees	—	0.3	(100.0)	—	0.1
Operating income	$27.7	$27.6	0.4%	12.0%	10.3%
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				39.5%	36.4%
Other operating expenses as a % of non-company-operated store revenues				13.5%	16.3%

Two Quarters Ended
Net revenues:
Company-operated stores	$273.4	$401.7	(31.9)%	55.4%	69.1%
Licensed stores	193.0	153.1	26.1	39.1	26.3
Foodservice	27.5	26.6	3.4	5.6	4.6
Total net revenues	493.9	581.4	(15.0)	100.0	100.0
Cost of sales including occupancy costs	258.7	288.0	(10.2)	52.4	49.5
Store operating expenses	97.1	140.4	(30.8)	19.7	24.1
Other operating expenses	30.2	28.7	5.2	6.1	4.9
Depreciation and amortization expenses	15.2	22.2	(31.5)	3.1	3.8
General and administrative expenses	21.1	27.8	(24.1)	4.3	4.8
Total operating expenses	422.3	507.1	(16.7)	85.5	87.2
Income from equity investees	—	1.5	(100.0)	—	0.3
Operating income	$71.6	$75.8	(5.5)%	14.5%	13.0%
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				35.5%	35.0%
Other operating expenses as a % of non-company-operated store revenues				13.7%	16.0%

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Channel Development

	Apr 2, 2017	Mar 27, 2016	% Change	Apr 2, 2017	Mar 27, 2016

Quarter Ended				As a % of Channel Development total net revenues
Net revenues:
CPG(1)	$346.3	$354.4	(2.3)%	75.1%	76.8%
Foodservice	115.0	106.8	7.7	24.9	23.2
Total net revenues	461.3	461.2	—	100.0	100.0
Cost of sales	254.5	252.9	0.6	55.2	54.8
Other operating expenses	50.5	53.5	(5.6)	10.9	11.6
Depreciation and amortization expenses	0.6	0.7	(14.3)	0.1	0.2
General and administrative expenses	2.1	4.7	(55.3)	0.5	1.0
Total operating expenses	307.7	311.8	(1.3)	66.7	67.6
Income from equity investees	40.0	32.6	22.7	8.7	7.1
Operating income	$193.6	$182.0	6.4%	42.0%	39.5%

Two Quarters Ended
Net revenues:
CPG(1)	$783.3	$753.6	3.9%	77.2%	77.4%
Foodservice	231.6	219.7	5.4	22.8	22.6
Total net revenues	1,014.9	973.3	4.3	100.0	100.0
Cost of sales	543.0	538.4	0.9	53.5	55.3
Other operating expenses	110.9	113.8	(2.5)	10.9	11.7
Depreciation and amortization expenses	1.2	1.4	(14.3)	0.1	0.1
General and administrative expenses	5.4	8.8	(38.6)	0.5	0.9
Total operating expenses	660.5	662.4	(0.3)	65.1	68.1
Income from equity investees	82.0	64.3	27.5	8.1	6.6
Operating income	$436.4	$375.2	16.3%	43.0%	38.5%

(1)	CPG revenues in Q2 FY17 included an unfavorable revenue deduction adjustment pertaining to prior periods of $20.6 million.

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All Other Segments

	Apr 2, 2017	Mar 27, 2016	% Change

Quarter Ended
Net revenues:
Company-operated stores	$45.2	$55.4	(18.4)%
Licensed stores	0.7	1.0	(30.0)
CPG, foodservice and other	65.8	73.8	(10.8)
Total net revenues	111.7	130.2	(14.2)
Cost of sales including occupancy costs	74.1	83.0	(10.7)
Store operating expenses	34.5	30.9	11.7
Other operating expenses	20.7	27.2	(23.9)
Depreciation and amortization expenses	3.5	3.4	2.9
General and administrative expenses	4.4	4.9	(10.2)
Total operating expenses	137.2	149.4	(8.2)
Operating loss	$(25.5)	$(19.2)	32.8%

Two Quarters Ended
Net revenues:
Company-operated stores	$116.2	$136.3	(14.7)%
Licensed stores	1.7	2.2	(22.7)
CPG, foodservice and other	148.9	160.4	(7.2)
Total net revenues	266.8	298.9	(10.7)
Cost of sales including occupancy costs	164.5	178.3	(7.7)
Store operating expenses	65.2	61.1	6.7
Other operating expenses	38.2	50.8	(24.8)
Depreciation and amortization expenses	6.3	7.0	(10.0)
General and administrative expenses	8.0	14.8	(45.9)
Total operating expenses	282.2	312.0	(9.6)
Operating loss	$(15.4)	$(13.1)	17.6%

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Supplemental Information

The following supplemental information is provided for historical and comparative purposes.
U.S. Supplemental Data

	Quarter Ended
($ in millions)	Apr 2, 2017	Mar 27, 2016	Change
Revenues	$3,417.0	$3,186.5	7%
Comparable Store Sales Growth(1)	3%	7%
Change in Transactions	(2)%	3%
Change in Ticket	4%	5%

(1)	Includes only Starbucks company-operated stores open 13 months or longer. Comparable store sales exclude the effect of fluctuations in foreign currency exchange rates.

Store Data

	Net stores opened/(closed) and transferred during the period
	Quarter Ended		Two Quarters Ended		Stores open as of
	Apr 2, 2017	Mar 27, 2016	Apr 2, 2017	Mar 27, 2016	Apr 2, 2017	Mar 27, 2016
Americas:
Company-operated stores	82	38	157	119	9,176	8,790
Licensed stores	118	94	294	184	6,882	6,316
Total Americas	200	132	451	303	16,058	15,106
China/Asia Pacific:
Company-operated stores	67	54	171	144	2,982	2,596
Licensed stores	120	121	319	312	3,951	3,322
Total China/Asia Pacific	187	175	490	456	6,933	5,918
EMEA:
Company-operated stores	—	(10)	(18)	(49)	505	688
Licensed stores	46	57	159	175	2,278	1,800
Total EMEA	46	47	141	126	2,783	2,488
All Other Segments:
Company-operated stores	(7)	(4)	(9)	(5)	349	370
Licensed stores	1	—	3	(2)	38	39
Total All Other Segments	(6)	(4)	(6)	(7)	387	409

Total Company	427	350	1,076	878	26,161	23,921

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Non-GAAP Disclosure

In addition to the GAAP results provided in this release, the company provides certain non-GAAP financial measures. Non-GAAP financial measures are not in accordance with, or alternatives for, generally accepted accounting principles in the United States. Our non-GAAP financial measures of non-GAAP operating income, non-GAAP operating margin and non-GAAP EPS exclude the below listed items. The GAAP measures most directly comparable to non-GAAP operating income, non-GAAP operating margin and non-GAAP EPS are operating income, operating margin and diluted net earnings per share, respectively.

Non-GAAP Exclusion	Rationale
Starbucks Japan acquisition-related items
Management excludes Starbucks Japan acquisition-related transaction costs as these items do not reflect expected future expenses and do not contribute to a meaningful evaluation of the company's future operating performance or comparisons to the company's past operating performance. In addition, management excludes Starbucks Japan integration costs and amortization of the acquired intangible assets when evaluating performance because these expenses are not representative of our core business operations. Although these items will affect earnings per share beyond the current fiscal year, the majority of these costs will be recognized over a finite period of time. More specifically, integration costs are expected to be concentrated in the first several years post-acquisition. Additionally, the amounts of the acquired intangible assets are specific to the transaction, and the related future amortization was fixed at the time of acquisition and generally cannot subsequently be changed or influenced by management.

Sale of Germany retail operations
Management excludes the net gain, associated costs and changes in estimated indemnifications related to the sale of our Germany retail operations as these items do not reflect future gains, losses or tax impacts and do not contribute to a meaningful evaluation of the company's past or future operating performance.

Other tax matters	Management excludes incremental tax benefits in the U.S. as these tax benefits do not contribute to a meaningful evaluation of the company's past or future operating performance.
Non-GAAP operating income, non-GAAP operating margin and non-GAAP EPS may have limitations as analytical tools. These measures should not be considered in isolation or as a substitute for analysis of the company's results as reported under GAAP. Other companies may calculate these non-GAAP financial measures differently than the company does, limiting the usefulness of those measures for comparative purposes.

STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited)

	Quarter Ended
	Apr 2, 2017	Mar 27, 2016	Change
Consolidated
Operating income, as reported (GAAP)	$935.4	$864.2	8.2%
Starbucks Japan acquisition-related items - other(1)	13.8	13.9
Non-GAAP operating income	$949.2	$878.1	8.1%

Operating margin, as reported (GAAP)	17.7%	17.3%	40 bps
Starbucks Japan acquisition-related items - other(1)	0.3	0.3
Non-GAAP operating margin	17.9%	17.6%	30 bps

Diluted net earnings per share, as reported (GAAP)	$0.45	$0.39	15.4%
Starbucks Japan acquisition-related items - other(1)	0.01	0.01
Sale of Germany retail operations(2)	(0.01)	—
Income tax effect on Non-GAAP adjustments(3)	—	—
Non-GAAP net earnings per share	$0.45	$0.39	15.4%

China/Asia Pacific (CAP)
Operating income, as reported (GAAP)	$175.9	$129.3	36.0%
Starbucks Japan acquisition-related items(1)	13.7	13.1
Non-GAAP operating income	$189.6	$142.4	33.1%

Operating margin, as reported (GAAP)	22.9%	19.1%	380 bps
Starbucks Japan acquisition-related items(1)	1.8	1.9
Non-GAAP operating margin	24.7%	21.0%	370 bps

(1)
Includes ongoing amortization expense of acquired intangible assets and transaction and integration costs, such as incremental information technology ("IT") and compensation-related costs associated with the acquisition.

(2)	Represents a Q2 FY17 adjustment associated with estimated indemnifications related to the sale of our Germany retail operations, which occurred in FY16.

(3)	Income tax effect on non-GAAP adjustments was determined based on the nature of the underlying items and their relevant jurisdictional tax rates.

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